EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-144470 of Kforce Inc. on Form S-8 of our report dated January 15, 2021 relating to the financial statements and supplemental schedules of theTraumaFX Solutions, Inc. 401(k) Plan as of August 31, 2020 and December 31, 2019 and for the period ended August 31, 2020, appearing in this Annual Report on Form 11-K of the TraumaFX Solutions, Inc. 401(k) Plan for the period ended August 31, 2020.

/s/ Warren Averett, LLC
Tampa, Florida
January 15, 2021